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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 99

                                  CERTIFICATION



Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Community Central Bank Corporation (the "Corporation") that the Annual Report of the Corporation on Form 10-KSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods presented in the financial statements included in such report.



Dated:  March 28, 2003             By:  S/ DAVID A. WIDLAK
                                        ------------------
                                   David A. Widlak
                                   Chairman of the Board and CEO
                                   (Principal Executive Officer)




Dated:  March 28, 2003             By:  S/ RAY T. COLONIUS
                                        ------------------
                                   Ray T. Colonius
                                   Treasurer
                                   (Principal Financial and Accounting Officer)